Exhibit 5.1

[King, Holmes, Paterno & Berliner, LLP letterhead]

October 13, 2010

Sierra Bancorp

86 North Main Street

Porterville, California 93257

Re:	Registration Statement on Form S-3 (File No. 333-168232)

Ladies and Gentlemen:

We have acted as counsel to and for Sierra Bancorp, a California corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a prospectus supplement dated October 13, 2010 (“Prospectus Supplement”) to the prospectus dated July 28, 2010 (“Prospectus”) which forms a part of the registration statement on Form S-3 (File No. 333-168232) declared effective by the SEC on July 28, 2010 (the “Registration Statement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, relating to the issuance by the Company of 2,325,000 shares of common stock, no par value per share (the “Shares”). The Company is offering the Shares through Keefe, Bruyette, & Woods, Inc., as placement agent, pursuant to a Placement Agency Agreement dated October 13, 2010 (the “Placement Agency Agreement”). The Shares are to be issued pursuant to certain Purchase Agreements by and between the Company and the purchasers of the Shares (the “Purchase Agreements”).

We have examined copies of the Purchase Agreements, the Placement Agency Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement, the Company’s Restated Articles of Incorporation, filed as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 7, 2009 (and incorporated by reference in the Registration Statement), the Company’s Amended and Restated Bylaws, filed as Exhibit 3.3 to the Company’s Form 8-K filed with the Commission on February 21, 2007 (and incorporated by reference in the Registration Statement), and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

Sierra Bancorp

October 13, 2010

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of California. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered against payment therefore in the manner and on the terms described in the Purchase Agreements, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

This opinion letter has been prepared for your use as an exhibit in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement, the Prospectus and Prospectus Supplement, and is made as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours, /s/ King, Holmes, Paterno & Berliner, LLP King, Holmes, Paterno & Berliner, LLP